UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	35-1140070
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite A305 Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring July 10, 2019)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-157822

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring July 10, 2019)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of Securities We May Sell — Warrants” in the registrant’s Prospectus, dated March 10, 2009 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-157822), as supplemented by (ii) the section captioned “Description of the Warrants” in the registrant’s Preliminary Prospectus Supplement, dated September 15, 2010, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2. Exhibits.

4.1	Warrant Agreement, dated September 16, 2010, between the registrant and Mellon Investor Services LLC.

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LINCOLN NATIONAL CORPORATION (Registrant)

Date: September 17, 2010	By:	/S/ FREDERICK J. CRAWFORD
	Name:	Frederick J. Crawford
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description

4.1	Warrant Agreement, dated September 16, 2010, between the registrant and Mellon Investor Services LLC.

4.2	Form of Warrant (included as part of Exhibit 4.1).